Exhibit 99.1

Yahoo Reports Fourth Quarter and Full Year 2015 Results

SUNNYVALE, Calif.--(BUSINESS WIRE)--February 2, 2016--Yahoo! Inc. (NASDAQ: YHOO) today reported results for the quarter and full year ended December 31, 2015.

	Q4 2014	Q4 2015	Full Year 2014	Full Year 2015
GAAP revenue	$1,253 million	$1,273 million	$4,618 million	$4,968 million
Cost of revenue – TAC	$74 million	$271 million	$218 million	$878 million
Goodwill impairment*	$88 million	$4,461 million	$88 million	$4,461 million
Income (loss) from operations	$32 million	($4,530) million	$143 million	($4,748) million
Non-GAAP income from operations	$256 million	$63 million	$755 million	$342 million
Adjusted EBITDA	$409 million	$215 million	$1,362 million	$952 million
Net earnings	$166 million	($4,435) million	$7,522 million	($4,359) million
GAAP net earnings per diluted share	$0.17	($4.70)	$7.45	($4.64)
Non-GAAP net earnings per diluted share	$0.30	$0.13	$1.57	$0.59

*See further discussion related to goodwill impairment below

"I’m pleased to report that our Q4 performance exceeded guidance across GAAP revenue, revenue ex-TAC, adjusted EBITDA, and non-GAAP Operating Income,” said Marissa Mayer, CEO of Yahoo. “We continue to be encouraged by the performance of our Mavens investments, which in 2015 alone, grew to about a third of our GAAP revenue -- $1.6 billion dollars.”

Business Highlights

Search

  As part of Yahoo’s efforts to move search toward a more contextual, anticipatory and assistive experience, the Company made the first in a series of ongoing updates to the Yahoo Search app. For iOS in the U.S., the Yahoo Search app experience is now more actionable and guides users to the information they need whether it’s from the Web or their inboxes. Logged in users can now see Web and email results in one place, as the app can now search across email, contacts and calendar to help them find things like package delivery notifications, hotel reservation details and upcoming events, while partnerships with companies like Yelp and OpenTable allow users to take action directly from the search results page.

Communications

  Yahoo unveiled the next generation of Yahoo Messenger on mobile for both iOS and Android, the Web and Yahoo Mail on desktop. Built from the ground up, the powerful new platform integrates technology and features from Flickr, Tumblr and Xobni. Built for group and 1:1 messaging, Yahoo Messenger now allows users to unsend and like messages, photos and animated GIFs quickly and easily.

Digital Content

  Tumblr further strengthened the way that users communicate and connect over the things they love through threaded instant Messaging available across iOS and Android apps, and on the Web.
  Yahoo presented the first free, global live stream of an NFL game to more than 15 million viewers across the globe. This was the first time users were able to enjoy the NFL’s premium content globally without cable, authentication or TV across both Yahoo and Tumblr. More than 30 top brands partnered with Yahoo to kick off this new era of sports programming. The Company delivered the live stream with a rebuffering ratio of less than one percent.
  Yahoo, together with launch sponsor Fidelity Investments, introduced “The Final Round,” a live weekday show on Yahoo Finance that offers insight into the most important business news of the day and what’s driving markets, and features interviews with bold-faced names like premiere guest Charles Koch from the field and in the New York studio.
  Yahoo debuted Adrian Wojnarowski’s new weekly NBA podcast, The Vertical, with an interview with NBA Commissioner Adam Silver. The podcast debuted in advance of the January launch of Wojnarowski’s new basketball site “The Vertical” on Yahoo Sports. “The Vertical” will feature content from an elite and talented group of reporters and industry insiders.

Fourth Quarter and Full Year 2015 Financial Highlights

Mavens Revenue:

	Q4 2014	Q4 2015	Full Year 2014	Full Year 2015
Mavens revenue	$375 million	$472 million	$1,148 million	$1,660 million
Non-Mavens revenue	751 million	750 million	3,022 million	2,908 million
Total traffic-driven revenue	$1,126 million	$1,222 million	$4,170 million	$4,568 million
Non-traffic-driven revenue	127 million	51 million	448 million	400 million
GAAP revenue	$1,253 million	$1,273 million	$4,618 million	$4,968 million

Mavens revenue represented 33 percent and 28 percent of traffic-driven revenue in the fourth quarter and full year of 2014, respectively, and increased to 39 percent and 36 percent in the fourth quarter and full year of 2015, respectively.

Mobile Revenue:

	Q4 2014	Q4 2015	Full Year 2014	Full Year 2015
Mobile revenue	$254 million	$291 million	$768 million	$1,048 million
PC revenue	872 million	931 million	3,402 million	3,520 million
Total traffic-driven revenue	$1,126 million	$1,222 million	$4,170 million	$4,568 million
Non-traffic-driven revenue	127 million	51 million	448 million	400 million
GAAP revenue	$1,253 million	$1,273 million	$4,618 million	$4,968 million

Mobile revenue represented 23 percent and 18 percent of traffic-driven revenue in the fourth quarter and full year of 2014, respectively, and increased to 24 percent and 23 percent in the fourth quarter and full year of 2015, respectively.

Gross mobile revenue for the fourth quarter of 2014 and 2015 was $413 million and $449 million, respectively. Gross mobile revenue for the full year of 2014 and 2015 was $1,261 million and $1,679 million, respectively.

Search Revenue:

  Gross search revenue was $866 million for the fourth quarter of 2015, a decrease of 7 percent compared to the fourth quarter of 2014. Gross search revenue was $3,612 million for the full year of 2015, an increase of 7 percent compared to the prior year.
  GAAP search revenue was $522 million for the fourth quarter of 2015, an increase of 12 percent compared to the fourth quarter of 2014. GAAP search revenue was $2,084 million for the full year of 2015, an increase of 16 percent compared to the prior year.
  Cost of revenue - TAC paid to search partners was $141 million for the fourth quarter of 2015, which includes TAC from the Mozilla agreement, compared to $5 million in the fourth quarter of 2014. Cost of revenue - TAC paid to search partners was $465 million for the full year of 2015, which includes TAC from the Mozilla agreement, compared to $9 million in the prior year.
  The number of Paid Clicks decreased 10 percent compared to the fourth quarter of 2014.
  Price-per-Click increased 3 percent compared to the fourth quarter of 2014.

Display Revenue:

  GAAP display revenue was $601 million for the fourth quarter of 2015, a 13 percent increase compared to the fourth quarter of 2014. GAAP display revenue was $2,074 million for the full year of 2015, an 11 percent increase compared to the prior year.
  Cost of revenue - TAC paid to display partners was $130 million for the fourth quarter of 2015 compared to $68 million in the fourth quarter of 2014. Cost of revenue - TAC paid to display partners was $410 million for the full year of 2015 compared to $205 million in the prior year.
  The number of Ads Sold increased 8 percent compared to the fourth quarter of 2014.
  Price-per-Ad increased 6 percent compared to the fourth quarter of 2014.

Goodwill Impairment:

We recorded a $4,461 million non-cash goodwill impairment charge as a result of our annual goodwill impairment test conducted in the fourth quarter of 2015. We concluded that the carrying value of our U.S. & Canada, Europe, Latin America and Tumblr reporting units exceeded their respective estimated fair values. The goodwill impairment resulted from a combination of factors, including decreases in our market capitalization, projected operating results and estimated future cash flows.

Cash, Cash Equivalents, and Marketable Securities:

  Cash, cash equivalents, and marketable securities were $6.8 billion as of December 31, 2015 compared to $10.2 billion as of December 31, 2014, a decrease of $3.4 billion. In the first quarter of 2015, the Company satisfied the $3.3 billion income tax liability related to the sale of Alibaba Group ADSs in September 2014.

"We're encouraged that our fourth quarter results exceeded expectations in all core metrics," said Ken Goldman, CFO of Yahoo. "As we look forward to executing a more focused strategy for the Company, this is a solid baseline for the actions we're taking to improve performance in 2016 and beyond."

Live Stream

Yahoo will live stream a video broadcast of the Company's fourth quarter and full year 2015 financial results at 2 p.m. Pacific Time/5 p.m. Eastern Time today. The live stream will be broadcast from Yahoo’s Sunnyvale studio and will be available exclusively on Yahoo Finance at finance.yahoo.com. The Company will provide its business outlook for the first quarter of 2016 during the presentation. Supplemental financial information can be accessed through the Company’s Investor Relations website at investor.yahoo.net. The video will be archived after the event at investor.yahoo.net and will be available for 90 days following the broadcast.

Non-GAAP Financial Measures

This press release and its attachments include the following financial measures defined as non-GAAP financial measures by the Securities and Exchange Commission (“SEC”): gross mobile revenue; gross search revenue; revenue ex-TAC; adjusted EBITDA; non-GAAP income from operations; non-GAAP net earnings; non-GAAP net earnings per share - diluted; and free cash flow.

Gross mobile revenue is GAAP mobile revenue plus the related revenue share with third parties. Gross search revenue is GAAP search revenue plus the related revenue share with third parties. Revenue ex-TAC is GAAP revenue less cost of revenue - TAC. Adjusted EBITDA, non-GAAP income from operations, non-GAAP net earnings, and non-GAAP net earnings per share - diluted, exclude from the most comparable GAAP financial measures certain gains, losses, and expenses that we do not believe are indicative of ongoing results, and exclude stock-based compensation expense. Adjusted EBITDA also excludes taxes, depreciation, amortization of intangible assets, other income (expense), net (which includes interest), earnings in equity interests, and net income attributable to noncontrolling interests. Free cash flow is GAAP net cash provided by (used in) operating activities (adjusted to include excess tax benefits from stock-based awards), less acquisition of property and equipment, net (i.e., acquisition of property and equipment less proceeds received from disposition of property and equipment) and dividends received from equity investees.

These measures may be different than non-GAAP financial measures used by other companies. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles (“GAAP”). Explanations of the Company’s non-GAAP financial measures and reconciliations of these financial measures to the GAAP financial measures the Company considers most comparable are included in the accompanying “Note to Unaudited Condensed Consolidated Financial Statements,” and “Supplemental Financial Data and GAAP to Non-GAAP Reconciliations.”

About Yahoo

Yahoo is a guide focused on informing, connecting, and entertaining our users. By creating highly personalized experiences for our users, we keep people connected to what matters most to them, across devices and around the world. In turn, we create value for advertisers by connecting them with the audiences that build their businesses. Yahoo is headquartered in Sunnyvale, California, and has offices located throughout the Americas, Asia Pacific (APAC) and the Europe, Middle East and Africa (EMEA) regions. For more information, visit the pressroom (pressroom.yahoo.net) or the Company's blog (yahoo.tumblr.com).

“Ads Sold” consist of display ad impressions for paying advertisers on Yahoo Properties and Affiliate sites.

“Affiliates” refers to the third-party entities that have integrated Yahoo’s advertising offerings into their websites or other offerings (those websites and other offerings, “Affiliate sites”).

“Alibaba Group” means Alibaba Group Holding Limited. In September 2014, Alibaba Group completed its initial public offering of American Depositary Shares (“ADS”), in which Yahoo was a selling shareholder.

“Gross mobile revenue” is GAAP mobile revenue plus the related revenue share with third parties.

“Gross search revenue” is GAAP search revenue plus the related revenue share with third parties.

“Mavens revenue” is revenue generated from, without duplication: (i) mobile (as defined below), (ii) video ads and video ad packages, (iii) native ads, and (iv) Tumblr ads and fees.

“Mobile revenue” is revenue generated in connection with user activity on mobile devices, including smartphones and tablets, regardless of whether the device is accessing a mobile-optimized service. Mobile revenue is generated primarily from search and display ads. Mobile revenue also includes leads, listings and fees revenue and ecommerce revenue allocated to user activity on mobile devices.

“Net earnings” means net income (loss) attributable to Yahoo! Inc., and “net earnings per diluted share” means net income (loss) attributable to Yahoo! Inc. common stockholders per share – diluted.

“Non-Mavens revenue” is revenue generated from search ads and traditional (i.e., non-native, non-video, non-Tumblr) display ads served on PCs and also includes leads, listings and fees revenue and ecommerce revenue allocated to user activity on PCs.

“Non-traffic-driven revenue” is revenue not arising from user activity on Yahoo Properties or Affiliate sites, and includes royalty revenue, license fee revenue, amortization under the technology and intellectual property license agreement with Alibaba Group through the third quarter of 2015, and all other revenue that is not traffic-driven.

“Paid Clicks” are clicks by end-users on sponsored search listings (excluding native ads) on Yahoo Properties and Affiliate sites.

“PC” means a desktop computer, and “PC revenue” is revenue generated from search and display ads served on PCs and also includes leads, listings and fees revenue and ecommerce revenue allocated to user activity on PCs.

“Price-per-Ad” is defined as display revenue divided by our total number of Ads Sold.

“Price-per-Click” is defined as Search click-driven revenue divided by our total number of Paid Clicks.

“Search Agreement” refers to the Search and Advertising Services and Sales Agreement between Yahoo and Microsoft Corporation, as amended.

“Search click-driven revenue” is gross search revenue excluding the Microsoft RPS guarantee and search revenue from Yahoo Japan.

“TAC” refers to traffic acquisition costs. TAC consists of payments to Affiliates and payments made to companies that direct consumer and business traffic to Yahoo Properties.

“Yahoo,” “Company,” and “we” refer to Yahoo! Inc. and its consolidated subsidiaries.

“Yahoo Properties” refers to the online properties and services that Yahoo provides to users.

We periodically review, refine and update our methodologies for monitoring, gathering, and counting number of Ads Sold and Paid Clicks, and for calculating Search click-driven revenue, Price-per-Ad, and Price-per-Click.

Additional information about how “Ads Sold,” “Paid Clicks,” “Price-per-Ad,” “Price-per-Click,” and “Search click-driven revenue” are defined and calculated is included under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, which is on file with the SEC and available on the SEC's website at www.sec.gov.

This press release contains forward-looking statements concerning Yahoo's expected financial performance and Yahoo's strategic and operational plans (including, without limitation, the quotations from management). Risks and uncertainties may cause actual results to differ materially from the results predicted, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties include, among others, risks related to acceptance by users of new products and services; risks related to Yahoo's ability to compete with new or existing competitors; reduction in spending by, or loss of, advertising customers; risks related to Yahoo’s ability to continue to grow its mobile users and revenue; risks related to Yahoo’s ability to continue to grow Mavens revenue; risks related to Yahoo’s ability to provide innovative search experiences and other products and services that differentiate its services and generate significant traffic; risks associated with the Search Agreement with Microsoft Corporation; risks related to acquiring or developing compelling content; risks related to joint ventures and the integration of acquisitions; risks related to possible impairment of goodwill or other assets; risks related to Yahoo’s ability to manage its operating expenses effectively; risks related to Yahoo’s ability to protect its intellectual property and the value of its brands; adverse results in litigation; security breaches; interruptions or delays in the provision of Yahoo’s services; risks related to Yahoo’s regulatory environment; risks related to fluctuations in foreign currency exchange rates; risks related to Yahoo's international operations; risks related to Yahoo’s ability to recruit and retain key personnel; dependence on third parties for technology, services, content, and distribution; risks related to the calculation of our key operational metrics; and general economic conditions. All information set forth in this press release and its attachments is as of February 2, 2016. Yahoo does not intend, and undertakes no duty, to update this information to reflect subsequent events or circumstances. More information about potential factors that could affect the Company's business and financial results is included under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-K for the year ended December 31, 2014, as amended, and Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, which are on file with the SEC and available on the SEC's website at www.sec.gov. Additional information will also be set forth in those sections in Yahoo’s Annual Report on Form 10-K for the year ended December 31, 2015, which will be filed with the SEC in the first quarter of 2016.

Yahoo!, the Yahoo family of marks, Flickr, Xobni, and the associated logos are trademarks and/or registered trademarks of Yahoo! Inc. Tumblr is a registered trademark of Tumblr, Inc. Other names are trademarks and/or registered trademarks of their respective owners.

Yahoo! Inc.
Unaudited Condensed Consolidated Balance Sheets
(in thousands)

	December 31,	December 31,
	2014	2015

ASSETS
Current assets:
Cash and cash equivalents	$2,664,098	$1,631,911
Short-term marketable securities	5,327,412	4,225,112
Accounts receivable, net	1,032,704	1,047,504
Prepaid expenses and other current assets	420,207	602,792
Total current assets	9,444,421	7,507,319

Long-term marketable securities	2,230,892	975,961
Property and equipment, net	1,487,684	1,547,323
Goodwill	5,152,570	808,114
Intangible assets, net	470,842	347,269
Other long-term assets and investments	563,560	342,390
Investments in Alibaba Group	39,867,789	31,172,361
Investments in equity interests	2,489,578	2,503,229

Total assets	$61,707,336	$45,203,966

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$238,018	$208,691
Income taxes payable related to sale of Alibaba Group ADSs	3,282,293	-
Other accrued expenses and current liabilities	657,709	934,658
Deferred revenue	336,963	134,031
Total current liabilities	4,514,983	1,277,380

Convertible notes	1,170,423	1,233,485
Long-term deferred revenue	20,774	27,801
Other long-term liabilities	143,095	118,689
Deferred tax liabilities related to investment in Alibaba Group	16,154,906	12,611,867
Deferred and other long-term tax liabilities	917,563	855,324
Total liabilities	22,921,744	16,124,546

Total Yahoo! Inc. stockholders' equity	38,741,837	29,043,537
Noncontrolling interests	43,755	35,883
Total equity	38,785,592	29,079,420

Total liabilities and equity	$61,707,336	$45,203,966

Yahoo! Inc.
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2015	2014	2015

Revenue	$1,253,072	$1,273,393	$4,618,133	$4,968,301

Operating expenses:
Cost of revenue - traffic acquisition costs	73,616	270,916	217,531	877,514
Cost of revenue - other	287,808	316,193	1,169,844	1,200,234
Sales and marketing	261,040	256,728	1,084,438	1,080,718
Product development	304,287	272,463	1,156,386	1,177,923
General and administrative	190,051	181,733	686,272	687,804
Amortization of intangibles	17,924	19,365	66,750	79,042
Gain on sale of patents	(35,094)	-	(97,894)	(11,100)
Asset impairment charge	-	2,682	-	44,381
Goodwill impairment charge	88,414	4,460,837	88,414	4,460,837
Intangibles impairment charge	-	15,423	-	15,423
Restructuring charges, net	32,872	7,087	103,450	104,019
Total operating expenses	1,220,918	5,803,427	4,475,191	9,716,795

Income (loss) from operations	32,154	(4,530,034)	142,942	(4,748,494)

Other income (expense), net	87,550	(9,023)	10,369,439	(75,782)

Income (loss) before income taxes and earnings in equity interests	119,704	(4,539,057)	10,512,381	(4,824,276)

(Provision) benefit for income taxes	(52,340)	13,985	(4,038,102)	89,598
Earnings in equity interests	101,917	92,845	1,057,863	383,571

Net income (loss)	169,281	(4,432,227)	7,532,142	(4,351,107)

Less: Net income attributable to noncontrolling interests	(2,937)	(2,760)	(10,411)	(7,975)

Net income (loss) attributable to Yahoo! Inc.	$166,344	$(4,434,987)	$7,521,731	$(4,359,082)

Net income (loss) attributable to Yahoo! Inc. common stockholders per share - diluted (1)	$0.17	$(4.70)	$7.45	$(4.64)

Shares used in per share calculation - diluted	962,626	943,425	1,004,108	939,141

Stock-based compensation expense by function:
Cost of revenue - other	$6,331	$9,053	$42,155	$32,010
Sales and marketing	32,209	30,002	145,777	141,418
Product development	44,839	45,010	139,056	190,454
General and administrative	19,373	21,836	93,186	93,271
Restructuring charges, net	-	-	-	2,705

Supplemental Financial Data:
Revenue ex-TAC	$1,179,456	$1,002,477	$4,400,602	$4,090,787
Adjusted EBITDA	$409,222	$214,687	$1,361,548	$951,740
Free cash flow(2)	$74,525	$31,502	$586,632	$(3,010,172)

(1)	The impact of outstanding stock awards of entities in which the Company holds equity interests that are accounted for using the equity method reduced the Company's diluted earnings per share by $0.04 for the year ended December 31, 2014.
(2)	During the year ended December 31, 2015, the Company satisfied the $3.3 billion income tax liability related to the sale of Alibaba Group ADSs in September 2014.

Yahoo! Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2015	2014	2015

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$169,281	$(4,432,227)	$7,532,142	$(4,351,107)
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	118,454	117,354	475,031	472,894
Amortization of intangible assets	34,576	34,629	131,537	136,719
Accretion of convertible notes discount	15,255	16,077	59,838	63,061
Stock-based compensation expense	102,752	105,901	420,174	459,858
Non-cash asset impairment charge	-	2,682	-	44,381
Non-cash goodwill impairment charge	88,414	4,460,837	88,414	4,460,837
Non-cash intangibles impairment charge	-	15,423	-	15,423
Non-cash restructuring (credits) charges	3,637	3,181	(3,394)	3,150
Non-cash accretion (amortization) on marketable securities	5,763	8,890	30,878	47,218
Foreign exchange (gain) loss	3,271	(5,961)	15,978	4,376
(Gain) loss on sale of assets and other	(1,411)	180	(11,383)	(2,878)
Gain on sale of Alibaba Group ADSs	-	-	(10,319,437)	-
Gain on sale of patents	(35,094)	-	(97,894)	(11,100)
(Gain) loss on Hortonworks warrants	(98,062)	(42)	(98,062)	19,199
Earnings in equity interests	(101,917)	(92,845)	(1,057,863)	(383,571)
Tax benefits from stock-based awards	34,649	18,739	145,711	41,729
Excess tax benefits from stock-based awards	(35,190)	(24,923)	(149,582)	(58,282)
Deferred income taxes	68,458	10,264	465,873	(42,341)
Dividends received from equity investees	-	-	83,685	142,045
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	(113,370)	(73,368)	29,278	(39,065)
Prepaid expenses and other assets	(103,477)	85,954	(82,419)	21,842
Accounts payable	14,475	(30,323)	14,165	(59,965)
Accrued expenses and other liabilities	12,821	(84,793)	132,839	133,244
Income taxes payable related to sale of Alibaba Group ADSs	-	-	3,282,293	(3,282,293)
Deferred revenue	(76,070)	(3,339)	(194,920)	(195,328)
Net cash provided by (used in) operating activities	107,215	132,290	892,882	(2,359,954)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(70,276)	(125,818)	(389,551)	(577,631)
Proceeds from sales of property and equipment	2,396	107	17,404	11,176
Purchases of marketable securities	(6,327,504)	(1,733,658)	(7,890,092)	(5,206,245)
Proceeds from sales of marketable securities	587,924	256,676	2,269,659	822,997
Proceeds from maturities of marketable securities	76,740	1,802,208	945,696	6,691,645
Proceeds from sale of Alibaba Group ADSs, net of underwriting discounts, commissions, and fees	-	-	9,404,974	-
Purchases of intangible assets	(178)	(78)	(2,658)	(4,811)
Proceeds from sales of patents	23,500	-	86,300	29,100
Proceeds from the settlement of derivative hedge contracts	68,417	26,497	254,496	147,179
Payments for the settlement of derivative hedge contracts	(236)	(2,223)	(5,454)	(8,817)
Acquisitions, net of cash acquired	(545,199)	(1,063)	(859,036)	(175,693)
Payments for equity investments in privately held companies	(14,000)	-	(74,399)	-
Other investing activities, net	3,391	(53)	4,630	(256)
Net cash provided by (used in) investing activities	(6,195,025)	222,595	3,761,969	1,728,644

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	60,461	6,833	308,029	59,130
Repurchases of common stock	(1,612,995)	-	(4,163,227)	(203,771)
Excess tax benefits from stock-based awards	35,190	24,923	149,582	58,282
Tax withholdings related to net share settlements of restricted stock units	(54,454)	(41,670)	(280,879)	(257,731)
Distributions to noncontrolling interests	-	-	(22,344)	(15,847)
Other financing activities, net	(4,387)	(3,767)	(13,627)	(17,321)
Net cash used in financing activities	(1,576,185)	(13,681)	(4,022,466)	(377,258)

Effect of exchange rate changes on cash and cash equivalents	(17,192)	9,547	(45,877)	(23,619)

Net change in cash and cash equivalents	(7,681,187)	350,751	586,508	(1,032,187)
Cash and cash equivalents, beginning of period	10,345,285	1,281,160	2,077,590	2,664,098

Cash and cash equivalents, end of period	$2,664,098	$1,631,911	$2,664,098	$1,631,911

Yahoo! Inc.
Note to Unaudited Condensed Consolidated Financial Statements

This press release and its attachments include the non-GAAP financial measures of revenue excluding traffic acquisition costs (“revenue ex-TAC”); gross mobile revenue; gross search revenue; adjusted EBITDA; non-GAAP income from operations; non-GAAP net earnings; non-GAAP net earnings per diluted share; and free cash flow, which are reconciled to revenue (in the case of revenue ex-TAC, gross mobile revenue, and gross search revenue); net income (loss) attributable to Yahoo! Inc. (in the case of adjusted EBITDA and non-GAAP net earnings); income (loss) from operations; net income (loss) attributable to Yahoo! Inc. common stockholders per share – diluted; and net cash provided by (used in) operating activities, which we believe are the most comparable GAAP measures. Yahoo! Inc. (together with its consolidated subsidiaries, “Yahoo,” the “Company,” or “we”) uses these non-GAAP financial measures for internal managerial purposes and to facilitate period-to-period comparisons. We describe limitations specific to each non-GAAP financial measure below. Management generally compensates for limitations in the use of non-GAAP financial measures by relying on comparable GAAP financial measures and providing investors with a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure or measures. Further, management uses non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP. We believe that these non-GAAP financial measures reflect additional ways of viewing aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, revenue, net income (loss) attributable to Yahoo! Inc., income (loss) from operations, net income (loss) attributable to Yahoo! Inc. common stockholders per share – diluted, and net cash provided by (used in) operating activities calculated in accordance with GAAP.

Revenue ex-TAC is a non-GAAP financial measure defined as GAAP revenue less TAC that has been recorded as a cost of revenue. TAC consists of payments made to Affiliates, and payments made to companies that direct consumer and business traffic to Yahoo Properties. TAC is recorded either as a reduction of revenue or as cost of revenue. We present revenue ex-TAC to provide investors a metric used by the Company for evaluation and decision-making purposes and to provide investors with comparable revenue numbers when comparing to our historical reported financial information. A limitation of revenue ex-TAC is that it is a measure we defined for internal and investor purposes that may be unique to the Company, and therefore it may not enhance the comparability of our results to those of other companies in our industry who have similar business arrangements but address the impact of TAC differently. Management compensates for these limitations by also relying on the comparable GAAP financial measures of revenue and cost of revenue—TAC.

Each of gross mobile revenue and gross search revenue is a non-GAAP financial measure. Gross mobile revenue is defined as GAAP mobile revenue plus the related revenue share with third parties. Gross search revenue is defined as GAAP search revenue plus the related revenue share with third parties. We present these amounts to provide investors with additional metrics used by the Company for evaluation and decision-making purposes and as an indicator of the size of our presence in the relevant business. To this end, gross mobile revenue and gross search revenue report the total receipts generated on Yahoo Properties and Affiliate sites by the specified relevant Yahoo business (i.e., mobile or search), before any TAC or other revenue share is paid to the Affiliates and before any revenue share is allocated to Microsoft or other parties. A limitation of these non-GAAP measures is that they include revenue that is recognized by one or more third parties and not by Yahoo; furthermore, they are measures we defined for internal and investor purposes that may be unique to us, and therefore may not enhance the comparability of our results to those of other companies in our industry who have similar business arrangements but address the impact of TAC and revenue sharing differently. Management compensates for these limitations by also relying on the comparable financial measure GAAP revenue.

Adjusted EBITDA is defined as net income (loss) attributable to Yahoo! Inc. before taxes, depreciation, amortization of intangible assets, stock-based compensation expense, other income, net (which includes interest), earnings in equity interests, net income attributable to noncontrolling interests and other gains, losses, and expenses that we do not believe are indicative of our ongoing results. We present adjusted EBITDA because the exclusion of certain gains, losses, and expenses facilitates comparisons of the operating performance of the Company on a period to period basis. Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for results reported under GAAP. These limitations include: adjusted EBITDA does not reflect tax payments and such payments reflect a reduction in cash available to us; adjusted EBITDA does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in our businesses; adjusted EBITDA does not include stock-based compensation expense related to the Company’s workforce; adjusted EBITDA also excludes other income, net (which includes interest), earnings in equity interests, net income attributable to noncontrolling interests and other gains, losses, and expenses that we do not believe are indicative of our ongoing results, and these items may represent a reduction or increase in cash available to us; and adjusted EBITDA is a measure that may be unique to the Company, and therefore it may not enhance the comparability of our results to other companies in our industry. Management compensates for these limitations by also relying on the comparable GAAP financial measure of net income (loss) attributable to Yahoo! Inc., which includes taxes, depreciation, amortization, stock-based compensation expense, other income, net (which includes interest), earnings in equity interests, net income attributable to noncontrolling interests and the other gains, losses and expenses that are excluded from adjusted EBITDA.

Non-GAAP income from operations is defined as income (loss) from operations excluding certain gains, losses, and expenses that we do not believe are indicative of our ongoing operating results and further adjusted to exclude stock-based compensation expense. Because of the variety of equity awards used by companies, the varying methodologies for determining stock-based compensation expense, and the subjective assumptions involved in those determinations, we believe excluding stock-based compensation expense enhances the ability of management and investors to understand the impact of stock-based compensation expense on income (loss) from operations. We consider non-GAAP income from operations to be a profitability measure which facilitates the forecasting of our operating results for future periods and allows for the comparison of our results to historical periods. A limitation of non-GAAP income from operations is that it does not include all items that impact our income from operations for the period. Management compensates for this limitation by also relying on the comparable GAAP financial measure of income (loss) from operations which includes the gains, losses, and expenses that are excluded from non-GAAP income from operations.

Non-GAAP net earnings is defined as net income (loss) attributable to Yahoo! Inc. (which we sometimes refer to as net earnings) excluding certain gains, losses, expenses, and their related tax effects that we do not believe are indicative of our ongoing results and further adjusted to exclude stock-based compensation expense and its related tax effects. Because of the variety of equity awards used by companies, the varying methodologies for determining stock-based compensation expense, and the subjective assumptions involved in those determinations, we believe excluding stock-based compensation expense enhances the ability of management and investors to understand the impact of stock-based compensation expense on net income and net income per share. We consider non-GAAP net earnings and non-GAAP net earnings per diluted share to be profitability measures which facilitate the forecasting of our results for future periods and allow for the comparison of our results to historical periods. A limitation of non-GAAP net earnings and non-GAAP net earnings per diluted share is that they do not include all items that impact our net income and net income per diluted share for the period. Management compensates for this limitation by also relying on the comparable GAAP financial measures of net income (loss) attributable to Yahoo! Inc. and net income (loss) attributable to Yahoo! Inc. common stockholders per share - diluted, both of which include the gains, losses, expenses and related tax effects that are excluded from non-GAAP net earnings and non-GAAP net earnings per diluted share.

Free cash flow is a non-GAAP financial measure defined as net cash provided by (used in) operating activities (adjusted to include excess tax benefits from stock-based awards), less acquisition of property and equipment, net (i.e., acquisition of property and equipment less proceeds received from disposition of property and equipment) and dividends received from equity investees. We consider free cash flow to be a liquidity measure which provides useful information to management and investors about the amount of cash generated by business operations, after deducting our net payments for acquisitions and dispositions of property and equipment, which cash can then be used for strategic opportunities or other business purposes including, among others, investing in the Company's business, making strategic acquisitions, strengthening the balance sheet, and repurchasing stock. A limitation of free cash flow is that it does not represent the total increase or decrease in the cash balance for the period. Management compensates for this limitation by also relying on the net change in cash and cash equivalents as presented in the Company’s unaudited condensed consolidated statements of cash flows prepared in accordance with GAAP which incorporates all cash movements during the period.

Yahoo! Inc.
Supplemental Financial Data and GAAP to Non-GAAP Reconciliations
(in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2015	2014	2015
Revenue for groups of similar services:
Search	$467,321	$521,869	$1,792,861	$2,084,139
Display	531,778	601,435	1,868,035	2,074,161
Other	253,973	150,089	957,237	810,001
Total revenue	$1,253,072	$1,273,393	$4,618,133	$4,968,301

Revenue excluding traffic acquisition costs recorded as cost of revenue ("revenue ex-TAC") for groups of similar services:

GAAP search revenue	$467,321	$521,869	$1,792,861	$2,084,139
TAC associated with search revenue	(5,096)	(140,596)	(9,279)	(465,484)
Search revenue ex-TAC	$462,225	$381,273	$1,783,582	$1,618,655

GAAP display revenue	$531,778	$601,435	$1,868,035	$2,074,161
TAC associated with display revenue	(67,772)	(129,756)	(204,928)	(409,590)
Display revenue ex-TAC	$464,006	$471,679	$1,663,107	$1,664,571

Other GAAP revenue	$253,973	$150,089	$957,237	$810,001
TAC associated with other GAAP revenue	(748)	(564)	(3,324)	(2,440)
Other revenue ex-TAC	$253,225	$149,525	$953,913	$807,561

Revenue ex-TAC:
GAAP revenue	$1,253,072	$1,273,393	$4,618,133	$4,968,301
TAC	(73,616)	(270,916)	(217,531)	(877,514)
Revenue ex-TAC	$1,179,456	$1,002,477	$4,400,602	$4,090,787

Revenue ex-TAC by segment:
Americas:
GAAP revenue	$972,092	$1,012,465	$3,517,861	$3,976,770
TAC	(59,548)	(239,393)	(166,545)	(788,725)
Revenue ex-TAC	$912,544	$773,072	$3,351,316	$3,188,045

EMEA:
GAAP revenue	$96,358	$97,116	$374,833	$343,646
TAC	(9,482)	(19,885)	(36,867)	(57,284)
Revenue ex-TAC	$86,876	$77,231	$337,966	$286,362

Asia Pacific:
GAAP revenue	$184,622	$163,812	$725,439	$647,885
TAC	(4,586)	(11,638)	(14,119)	(31,505)
Revenue ex-TAC	$180,036	$152,174	$711,320	$616,380

Total revenue ex-TAC	$1,179,456	$1,002,477	$4,400,602	$4,090,787

Direct costs by segment (3):
Americas	$70,594	$79,338	$283,594	$319,744
EMEA	20,985	31,842	87,490	95,789
Asia Pacific	49,989	46,290	198,910	196,054
Global operating costs (4)	663,760	631,128	2,566,954	2,547,368
Gain on sale of patents	(35,094)	-	(97,894)	(11,100)
Asset impairment charge	-	2,682	-	44,381
Goodwill impairment charge	88,414	4,460,837	88,414	4,460,837
Intangibles impairment charge	-	15,423	-	15,423
Restructuring charges, net	32,872	7,087	103,450	104,019
Depreciation and amortization	153,030	151,983	606,568	609,613
Stock-based compensation expense	102,752	105,901	420,174	457,153
Income (loss) from operations	$32,154	$(4,530,034)	$142,942	$(4,748,494)

(3)	Direct costs for each segment include costs associated with the local sales teams and other cost of revenue.
(4)	Global operating costs include product development, marketing, real estate workplace, general and administrative, and other corporate expenses that are managed on a global basis and that are not directly attributable to any particular segment.

Yahoo! Inc.
Supplemental Financial Data and GAAP to Non-GAAP Reconciliations (continued)
(in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2015	2014	2015
Reconciliation of net income (loss) attributable to Yahoo! Inc. to adjusted EBITDA:
Net income (loss) attributable to Yahoo! Inc.	$166,344	$(4,434,987)	$7,521,731	$(4,359,082)
Advisory fees	-	808	-	8,808
Depreciation and amortization	153,030	151,983	606,568	609,613
Stock-based compensation expense	102,752	105,901	420,174	457,153
Asset impairment charge	-	2,682	-	44,381
Goodwill impairment charge	88,414	4,460,837	88,414	4,460,837
Intangibles impairment charge	-	15,423	-	15,423
Restructuring charges, net	32,872	7,087	103,450	104,019
Other (expense) income, net	(87,550)	9,023	(10,369,439)	75,782
(Provision) benefit for income taxes	52,340	(13,985)	4,038,102	(89,598)
Earnings in equity interests	(101,917)	(92,845)	(1,057,863)	(383,571)
Net income attributable to noncontrolling interests	2,937	2,760	10,411	7,975
Adjusted EBITDA	$409,222	$214,687	$1,361,548	$951,740

Reconciliation of net cash provided by (used in) operating activities to free cash flow:
Net cash provided by (used in) operating activities	$107,215	$132,290	$892,882	$(2,359,954)
Acquisition of property and equipment, net	(67,880)	(125,711)	(372,147)	(566,455)
Dividends received from equity investees	-	-	(83,685)	(142,045)
Excess tax benefits from stock-based awards	35,190	24,923	149,582	58,282
Free cash flow(2)	$74,525	$31,502	$586,632	$(3,010,172)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2015	2014	2015
Reconciliation of GAAP mobile revenue to gross mobile revenue:
GAAP mobile revenue	$253,755	$290,756	$767,998	$1,047,539
Revenue share with third parties	158,840	158,338	492,919	631,744
Gross mobile revenue	$412,595	$449,094	$1,260,917	$1,679,283

Reconciliation of GAAP search revenue to gross search revenue:
GAAP search revenue	$467,321	$521,869	$1,792,861	$2,084,139
Revenue share with third parties	464,758	344,345	1,588,754	1,527,624
Gross search revenue	$932,079	$866,214	$3,381,615	$3,611,763

(2)	During the year ended December 31, 2015, the Company satisfied the $3.3 billion income tax liability related to the sale of Alibaba Group ADSs in September 2014.

Yahoo! Inc.
GAAP to Non-GAAP Reconciliations (continued)
(in thousands, except per share amounts)

		Three Months Ended
		December 31,
		2014	2015

GAAP income (loss) from operations		$32,154	$(4,530,034)

(a)	Restructuring charges, net	32,872	7,087

(b)	Stock-based compensation expense	102,752	105,901

(c)	Asset impairment charge	-	2,682

(d)	Goodwill impairment charge	88,414	4,460,837

(e)	Intangibles impairment charge	-	15,423

(f)	Advisory fees	-	808

Non-GAAP income from operations		$256,192	$62,704

GAAP net income (loss) attributable to Yahoo! Inc.		$166,344	$(4,434,987)

(a)	Restructuring charges, net	32,872	7,087

(b)	Stock-based compensation expense	102,752	105,901

(c)	Gain on Hortonworks warrants	(98,062)	(42)

(d)	Asset impairment charge	-	2,682

(e)	Goodwill impairment charge	88,414	4,460,837

(f)	Intangibles impairment charge	-	15,423

(g)	Advisory fees	-	808

(h)	To adjust the provision for income taxes to reflect an effective tax rate of 35% for the three months ended December 31, 2015 and to exclude the tax impact of items (a) through (g) above for the three months ended December 31, 2014	1,124	(32,759)

Non-GAAP net earnings		$293,444	$124,950

GAAP net income (loss) attributable to Yahoo! Inc. common stockholders per share - diluted		$0.17	$(4.70)

Non-GAAP net earnings per share - diluted		$0.30	$0.13

Shares used in non-GAAP per share calculation - diluted		962,626	949,758

		Year Ended
		December 31,
		2014	2015

GAAP income (loss) from operations		$142,942	$(4,748,494)

(a)	Restructuring charges, net	103,450	104,019

(b)	Stock-based compensation	420,174	457,153

(c)	Advisory fees	-	8,808

(d)	Asset impairment charge	-	44,381

(e)	Goodwill impairment charge	88,414	4,460,837

(f)	Intangibles impairment charge	-	15,423

Non-GAAP income from operations		$754,980	$342,127

GAAP net income (loss) attributable to Yahoo! Inc.		$7,521,731	$(4,359,082)

(a)	Restructuring charges, net	103,450	104,019

(b)	Stock-based compensation	420,174	457,153

(c)	Advisory fees	-	8,808

(d)	(Gain) loss on Hortonworks warrants	(98,062)	19,199

(e)	Asset impairment charge	-	44,381

(f)	Goodwill impairment charge	88,414	4,460,837

(g)	Intangibles impairment charge	-	15,423

(h)	Gain related to sale of Alibaba Group ADSs	(10,319,437)	-

(i)	To adjust the provision for income taxes to reflect an effective tax rate of 35% in the year ended December 31, 2015 and to exclude the tax impact of items (a) through (h) above for the year ended December 31, 2014	3,903,951	(189,538)

Non-GAAP net earnings		$1,620,221	$561,200

GAAP net income (loss) attributable to Yahoo! Inc. common stockholders per share - diluted (1)		$7.45	$(4.64)

Non-GAAP net earnings per share - diluted (5)		$1.57	$0.59

Shares used in non-GAAP per share calculation - diluted		1,004,108	948,111

(1)	The impact of outstanding stock awards of entities in which the Company holds equity interests that are accounted for using the equity method reduced the Company's diluted earnings per share by $0.04 for the year ended December 31, 2014.
(5)	The impact of outstanding stock awards of entities in which the Company holds equity interests that are accounted for using the equity method reduced the Company's non-GAAP diluted earnings per share by $0.04 for the year ended December 31, 2014.

CONTACTS:
Yahoo! Inc.
Media Relations Contact:
Sarah Meron, 408-349-4040
media@yahoo-inc.com
Investor Relations Contact:
Joon Huh, 408-349-3382
investorrelations@yahoo-inc.com